TENTH AMENDMENT TO AMENDED AND RESTATED
                          LOAN AND SECURITY AGREEMENT

THIS TENTH AMENDMENT TO AN AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT is entered into as of the 7th day of December, 2000 among Deutsche Financial Services Corporation, Deutsche Financial Services a division of Deutsche Bank Canada and Gehl Company and its subsidiaries, including but not limited to Hedlund Martin, Inc., Gehl Power Products, Inc., and Mustang Manufacturing Company, Inc. (all collectively hereinafter referred to as "Gehl").

                                   RECITALS:
                                   --------
A. Deutsche Financial Services Corporation and Gehl Company entered into that certain "Loan and Security Agreement" dated the 1st day of October, 1994, which as from time to time has been amended and restated (as amended and restated is hereinafter referred to as the "Agreement") pursuant to which financing is being provided Gehl.
B. The parties hereto desire to modify the terms of "Exhibit A" of the Agreement as herein provided.

                                   AGREEMENT:
                                   ---------
NOW THEREFORE, for and in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agree as follows:

"Exhibit A" of the Agreement is modified by the deletion of

     (i)     A(3),
     (ii)    B(1),
     (iii)   B(2),
     (iv)    B(3), and
     (v)     C(2), therefrom

and the addition of the following to Outside Warehouses as Item C(3):
                                     ------------------
     Pierce Distribution Services Company
     888 Landmark Drive,
     Belvidere, IL 61008.

GEHL COMPANY                           GEHL POWER PRODUCTS, INC.

By: /s/ Kenneth P. Hahn                By: /s/ Kenneth P. Hahn
   -------------------------------         -------------------------------
   Kenneth P. Hahn V.P.                    Kenneth P. Hahn, V.P.
   (Name & Title)                          (Name & Title)

HEDLUND MARTIN, INC.                   MUSTANG MANUFACTURING, INC.

By: /s/ Kenneth P. Hahn                By: /s/ Kenneth P. Hahn
   -------------------------------         -------------------------------
   Kenneth P. Hahn, Treasurer               Kenneth P. Hahn, V.P.
   (Name & Title)                          (Name & Title)

DEUTSCHE FINANCIAL SERVICES CORPORATION
By:   /s/
   -------------------------------

DEUTSCHE FINANCIAL SERVICES, a division of DEUTSCHE BANK CANADA
By:  /s/
   -------------------------------